Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Pacific Ethanol, Inc. of our report dated April 1, 2013 (June 28, 2013 as to the effect of the May 2013 reverse stock split described in Note 1), relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ HEIN & ASSOCIATES LLP

Irvine, California

June 28, 2013